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EXHIBIT 21.0


                     STORAGE TECHNOLOGY CORPORATION


U.S. SUBSIDIARIES                                             INCORPORATION

Amperif Corporation                                                Delaware
Lago Systems, Inc.                                               California
Prime Solutions, Inc.                                              Colorado
SFSC Receivables Trust 1994-1                                      Delaware
Storage Technology de Puerto Rico, Inc.                            Delaware
Storage Technology Optical Disk Development Corporation            Delaware
StorageTek Computer Finance Corporation                            Delaware
StorageTek Computer Research Corporation                           Delaware
StorageTek Eagle Corporation                                       Delaware
StorageTek Financial Services Corporation                          Delaware
StorageTek Foundation                                              Colorado
StorageTek Holding Corporation                                       Nevada
StorageTek Integrated Systems, Inc.                                Delaware
StorageTek International Corporation                               Delaware
StorageTek International Services Corporation                      Delaware
StorageTek Leeward Corporation                                     Delaware
StorageTek Relocation Operations, Inc.                             Delaware
StorageTek Distributed Systems Division, Inc.                      Delaware


NON-U.S. SUBSIDIARIES

Storage Technology of Australia Pty. Limited                      Australia
StorageTek Wholesaling Pty. Limited                               Australia
Storage Technology of New Zealand Pty. Limited                    Australia
Storage Technology Computerhandelsgesellschaft m.b.H.               Austria
Storage Technology (Belgium) N.V./S.A.                              Belgium
StorageTek Brasil Ltda.                                              Brazil
Amperif Canada, Ltd.                                                 Canada
StorageTek Canada, Inc.                                              Canada
StorageTek A/S                                                      Denmark
StorageTek OY                                                       Finland
Documation S.A.R.L.                                                  France
Storage Technology European Operations S.A.                          France
Storage Technology Formation S.A.R.L.                                France
Storage Technology France S.A.                                       France
Storage Technology Holding France, S.A.                              France
Storage Technology GmbH                                             Germany
Storage Technology Holding GmbH                                     Germany
Storage Technology OEM Vertrieb GmbH                                Germany
Storage Technology Italia S.p.A.                                      Italy
Storage Technology Asia/Pacific K.K.                                  Japan
Storage Technology of Japan, Ltd.                                     Japan
XL/Datacomp Japan, Ltd.                                               Japan
StorageTek de Mexico, S.A. de C.V.                                   Mexico
Storage Technology Finance B.V.                                 Netherlands
Storage Technology Finance B.V. (Irish Branch)                  Netherlands
Storage Technology (The Netherlands) B.V.                       Netherlands
Storage Technology (The Netherlands) B.V. (Irish Branch)        Netherlands
StorageTek III B.V.                                             Netherlands
Edata International B.V.                                        Netherlands
Documation B.V.                                                 Netherlands
StorageTek A/S                                                       Norway
D.M.L. StorageTek Ltd.                                             Scotland
Storage Technology Sweden AB                                         Sweden
Storage Technology I Sollentuna AB                                   Sweden
StorageTek AG                                                   Switzerland
Storage Technology Manufacturing Limited                     United Kingdom
Storage Technology Holding Limited                           United Kingdom
Storage Technology Limited                                   United Kingdom
XL/Datacomp, Limited                                         United Kingdom